SECOND AMENDED REGULATION A, AS AMENDED - OFFERING STATEMENT UNDER THE
 SECURITIES ACT OF 1933






JOBS Act / REGULATION A, AS AMENDED


MID-HUDSON  REGION RURAL BROADBAND COMPANY, INC. (MHRRBC)


Issuing Company: Mid-Hudson Region Rural Broadband Company, Inc.

Issuer & Agent for Service of Process: Tony Ramos, President

Mid-Hudson Region Rural Broadband Company, Inc.

1050 Connecticut Ave., NW

10th floor

Washington, D.C. 20036

202-321-7969

tramos@urbroadband.com


IRS EIN # 46-3895918

CLASSIFICATION CODE NUMBER: 522220



An offering that is filed with the Securities and Exchange Commission of the United States Government with the filing of Form 1-A, as amended, effective June 19, 2015. Amended on August 15, 2015, in reply to the Commission's letter of July 24, 2015.

Amended on September 17, 2015, in reply to the Commission's letter of August 25, 2015.




TABLE OF CONTENTS - PER FORM 1-A, AS AMENDED BY NEW REG. A



TABLE OF CONTENTS.....................................................i-ii


ITEM 1. SIGNIFICANT PARTIES LIST......................................1-5


ITEM 2. APPLICATION OF RULE 262.......................................6-10(1)


ITEM 3. AFFILIATE SALES...............................................10


ITEM 4. JURISDICTIONS IN WHICH SECURITIES ARE TO BE OFFERED...........10-11


ITEM 5. UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR........11-24


ITEM 6. OTHER PRESENT OR PROPOSED OFFERINGS...........................24(2)


ITEM 7. MARKETING ARRANGEMENTS........................................24-25


ITEM 8. RELATIONSHIP WITH ISSUER OF EXPERTS NAMED
 IN OFFERING STATEMENT................................................25


Footnotes
(1) Amended from original Offering Statement, and corrected per request to do so by the Commission in the letter of July 24, 2015.
(2) Amended for this Second Amended Offering Statement, in response to the letter of the Commission of August 25, 2015. Subsections (4)(A) and (4)(B) have also been added here.



									i


ITEM 9. USE OF A SOLICITATION DOCUMENT TO INDICATE
 WHETHER OR NOT A PUBLICATION AUTHORIZED BY RULE
 254 WAS USED PRIOR TO THE FILING OF THIS NOTIFICATION................26



III. SUPPLEMENTAL INFORMATION AS REQUIRED BY PART
 III OF FORM REGULATION A, AS AMENDED.................................26-27

























									ii


ITEM 1. Significant Parties


List the full names and business and residential addresses, as applicable, for the following persons:


	(a) the issuer's directors:

		Tony Ramos, Issuer's Representative & Chairman

		Business address:
		1050 Connecticut Ave., NW
		10th floor
		Washington, D.C. 20036

		Home address:
		1805 Key Blvd.
		Apt. 513
		Arlington, VA 22201


		Marc J. Hagemeier, M.A., Vice Chairman of the Board

		Home & business address:
		17 Holly Court
		Shippensburg, PA 17257









									l


		Eric W. Will, II

		Business address:
		Rainier Funding Services, Inc.
		101 South Salina Street - Suite 1020
		M&T Bank Building
		Syracuse, NY 13202

		Home address:
		7648 Linkside Drive
		Manlius, NY 13104


		Harriet W. Grifo

		Business address:
		Cragsmoor Free Library
		355 Cragsmoor Rd
		Cragsmoor, NY 12420

		Home address:
	87 Sam's Point Road
	PO Box 27
	Cragsmoor, NY 12420-0027

		Gary Horowitz

		Business address:
		PO Box 268
		Ellenville, NY 12428

		Home address:
		29 Maple Ave.
		Ellenville, NY 12429



	(b) the issuer's officers:


		Tony Ramos, President & Issuer's Representative


		Marc J. Hagemeier, M.A., Vice President


		Eric W. Will, II, Secretary


		Harriet W. Grifo, Treasurer;



	(c) the issuer's general partners:
	none;

	(d) record owners of 5 percent or more of any class of the issuer's equity securities: all shares are common/voting:

		Rural Broadband Company, Inc.

		Lusosystems, Inc.



	(e) beneficial owners of 5 percent or more of any class of the issuer's equity securities:
		same as above;



	(f) promoters of the issuer:

		other than the Issuer's representative and President, Mr. Ramos, none
		as of the filing of this request for pre-approval since there did not
		appear to be any promoters marketing themselves to promote this new
		Regulation A offering opportunity;



	(g) affiliates of the issuer:

		none as of the filing of this request for pre-approval since there
		did not appear to be any affiliates marketing themselves to promote
		this new Regulation A offering opportunity;

	(h) counsel to the issuer with respect to the proposed offering:

		none;



	(i) each underwriter with respect to the proposed offering:

		none;



	(j) the underwriter's directors:

		not applicable;



	(k) the underwriter's officers:

		not applicable;



	(l) the underwriter's general partners:

		not applicable;



	(m) counsel to the underwriter:

		not applicable.

ITEM 2. Application of Rule 262


	(a) State whether any of the persons identified in response to Item 1 are subject to any of the disqualification provisions set forth in Rule 262:

		no;



	(b) If any such person is subject to these provisions, provide a full description including pertinent names, dates and other details, as well as whether or not an application has been made pursuant to Rule 262 for a waiver of such disqualification and whether or not such application has been granted or denied:

		not applicable.



	(c) Supplement to this Amended Offering Statement, in reply to the Commission's letter, dated July 24, 2015: correction of inadvertent error as to the box checked on Item 3 of the online Form 1-A.

	Through inadvertence, the applicant checked the second box on this section.

	After discussion with Commission counsel pursuant to the Commission's letter to which this reply is directed, the applicant has unchecked the second box.

	The Commission's letter, in any event, seeks further information and clarification with respect to this section.

	Under 17 CFR 230.262 (a) & (b), for the following reasons, the applicant has now corrected the inadvertence and declares here that neither the Issuer, under (a), nor any Issuer's representative or other persons under (b) are subject to the provisions of this Rule.

	As a threshold matter, under (a)(4) there are no matters under a 'court of competent jurisdiction,' meaning a constitutionally authorized
	Article III forum, for which MHRRBC has ever been the subject of any matter.

	Similarly, under (b)(2), for the same reasons, no persons are similarly subject to Rule 262.


	Further, none of the applicant companies have received any contact from any State Blue Sky enforcement offices, including MHRRBC.

	There are no other subparts of (a) or (b), which apply to this matter.

	In order to further clarify as to any agency action which may have occurred in any State, however, the Issuer provides the following additional information.

	Prior to JOBS Act, no persons listed in the Form 1-A filing, had ever had experience with exempt limited offerings. The only person who is among the persons listed, who has any previous experience, as a trader, is Michael D. Lang. Mr. Lang is a veteran banker in Washington, D.C., and is also a pioneer of our companies. The companies maintain no bank accounts at the bank which employs Mr. Lang. As a part of his job, Mr. Lang is required to be licensed as a securities broker, but he has never acted in that capacity with respect to the applicant companies.

	At some point after the announcement by the Commission of the new rules for Rule 506 JOBS Act, but before the effective date, in September, 2013, the Issuer's representative created 'offering statements' and 'private placement memoranda' for the projected Rule 506 JOBS Act companies. These documents were created for a company that is not a part of any of the applications currently being processed here.

	In the course of preparing those documents, the Issuer's representative, through inadvertence, mistakenly showed the announcement date as the effective date.

	During this time period, in a further effort to determine whether different States had reached any new rules concerning JOBS Act, the Issuer's representative contacted, essentially, all of the State Blue Sky Law agency offices on the east coast of the United States, as a beginning point. This was done only after reviewing the Blue Sky laws of those States, in detail.

	The responses from the Blue Sky law attorneys varied, but one attorney in the New Jersey office decided to email the attorneys in the other States. As a part of the review process, the Issuer's representative had fully disclosed the various States being contacted, to all such attorneys.

	In all instances, the process of the Issuer's representative was identical: he emailed the office to make sure, since JOBS Act rules were brand new, as to whether, assuming any direct marketing in the State, a decision that had not yet been made, either marketing material had to be provided and a fee paid and/or whether actual registration was required for any particular State.

	Among the responses, was a series of emails from a 'securities analyst' in the Florida securities office. The analyst stated, repeatedly in emails to the Issuer's representative 'you don't need to file anything at this point.'

	Irrespective of this clear and unequivocal language as contained in the emails, after the Florida securities office attorney received the email from the New Jersey securities office attorney, but without first checking to see if the Issuer's representative had contacted anyone at the Florida office, the Florida attorney filed an agency action, seeking both a fine and an order. There was no specific allegation as to what was the issue.

	The Issuer's representative, then, removed the case from the agency process and transferred it to Florida's administrative hearing process, a non-constitutional forum. The matter proceeded to a hearing, where the agency called its first witness, an office secretary of the agency. After failing to survive cross-examination by the Issuer's representative, but before the analyst who provided the emails to the Issuer's representative was sworn in, the hearing examiner halted the proceedings, in order to make inquiry of the attorney for the agency.

	By this time, the process had already made clear that there were no disputed issues of material fact, a requirement for the hearing to proceed. Thus, the hearing examiner made inquiry of the agency attorney as to whether there was any dispute that the analyst had sent the emails to the Issuer's representative, and any dispute as to the factual accuracy of the emails.

	In both instances, the agency attorney replied in the negative.

	At that point, the hearing examiner declared that the Issuer and the Issuer's representative were the prevailing parties, ruled that there were no disputed issues of material fact, terminated the hearing, and entered an order indicating such. Under agency rules, the matter returned to the agency. With no case, the agency attorney, after some wasted effort on the part of all persons, revealed the discrepancy in the dates as presented by the Issuer's representative as the sole factual basis for the matter, withdrew any demands for any fines, withdrew any penalties, and agreed to settle the matter as indicated, with the Issuer's representative making any future corrections as to the effective date.

	As the company that was the subject of the matter never went on to become one of the JOBS Act companies, largely because its project area was too narrow, no further action exists as to any proceedings.

	As with the MHRRBC application, as shown by this response letter to the Commission's letter, inadvertent mistakes can be made. Unlike the State proceedings, however, the Commission has taken more of a substantive review process, and has been very generous of the time allowed to make the replies contained in this letter.



ITEM 3. Affiliate Sales


	If any part of the proposed offering involves the resale of securities by affiliates of the issuer, confirm that the following description does not apply to the issuer. The issuer has not had a net income from operations of the character in which the issuer intends to engage for at least one of its last two fiscal years:

		the Issuer confirms this statement.



ITEM 4. Jurisdictions in Which Securities Are to be Offered


	(a) List the jurisdiction in which the securities are to be offered by underwriters, dealers or salespersons:

		worldwide;

	(b) List the jurisdictions in which the securities are to be offered other than by underwriters, dealers or salesmen and state the method by which such securities are to be offered:

		the securities will be offered by any persons so authorized under the
		current Regulation A as applied to JOBS Act rules, including by the
		Issuer and any affiliates, and will be offered by all methods
		allowable by JOBS Act rules and regulations, including on the
		Internet.



ITEM 5. Unregistered Securities Issued or Sold Within One Year


	(a) As to any unregistered securities issued by the issuer or any of its predecessors or affiliated issuers within one year prior to the filing of this Form 1-A, state:

		(1) the name of such issuer: Tony Ramos;

		(2) the title and amount of securities issued:

			JOBS Act/Rule 506, with form Regulation D filed with the SEC for
			588,238 shares, common/voting per Rule 506 rules
			(SEC CIK #: 0001579586)(4)(5);


Footnotes
(4) Corrected from Original Offering Statement.
(5) Corrected from Amended Offering Statement. This figure was recalculated after a more complete review of all shares by a qualified mathematician who is a Ph.D. candidate in mathematics.

		(3) the aggregate offering price or other consideration for which they were issued and basis for computing the amount thereof:

			a) per Rule 506, limiting share prices to one price and one
			class: $100 per share, based upon computing the amount needed
			for project funding(6);


			b) as corrected in part (a)(2), above, the issuance of the 588,238 shares of common stock, was for services valued at $58,823,800.00.


		(4) the names and identities of the persons to whom the securities were issued:

			those persons listed in this Offering Statement, and in addition:

				A . Michael D. Lang, registered broker at Wells Fargo;

				B. Colleen Ehrhart;

				C. Anthony J. Castaldo.


Footnotes
(6) To say again, after this issue was raised in the Commission's letter of August 25, 2015, prior to JOBS Act, company shares were issued for a different par value. With the advent of Rule 506 JOBS Act, all Rule 506 rules required compliance. Among those rules, for Rule 506, JOBS Act or not, are the requirements that shares be sold using only one class, to eliminate giving founders priority with 'preferred' shares, and that all shares be sold at one price, which cannot be changed, unless the entire offering is changed. Thus, whether the shares were issued for 'services' or 'sold' or provided gratuitously, in any case, the class, common, and the price, $100 per share, under Rule 506, could not change, or the Rule 506 offering would have to be withdrawn.

		(4)(A) Supplement to response(7) to subsection (4), preceding this new subsection - list of all company shareholders:

			1 . Tony Ramos

			2 . Thomas A. Burke, Esquire

			3 . Harriet Woodburne Grifo

			4 . Rex R. Helwig

			5 . Michael J. Raimondi, M.A.

			6 . Lusosystems, Inc.

			7 . Gregory P. Ramos

			8 . David J. Karre, M.B.A., M.L.S.

			9 . Mark J. Hagemeier, M.A.

			10 . Mark E. Bayliss

			11 . Colleen Ehrhart

			12 . Michael D. Lang

			13 . Martin E. Washofsky, E.A.


Footnotes
(7) For the purposes of noting all of the shareholders in one list, after the conference with the Commission pursuant to the Commission letter of August 25, 2015

			14 . Gary Horowitz

			15 . Eric W. Will, II

			16 . Anthony J. Castaldo



		(4)(B) Second supplement to response to subsection (4) preceding this
		section - shares description:

		The Commission's letter of August 25, 2015, in addition, asked the company to respond as to shares sold vs. 'for services.' As the Commission knows, however, a ), there is no prohibition by the Commission with respect to issuing shares gratuitously, and b) the Commission may not weigh a decision by the company, on the merits, of any shares issued.

		This said, and however, the company notes the contributions of the
		shareholders. Prior to this discussion, however, the company takes
		this opportunity to note and honor the large group of non-shareholders
		who have made significant contributions during the origins and start
		up phase of the company. Such persons, citing risk aversion, either
		personal or professional, have declined shares, and the company has
		no agreement of any sort to provide any sort of compensation or other
		remuneration to them. Thus, the 'thank you' here is warranted.

		For such non-shareholders, readers may note a large number of
		engineers, project developers, project vendors and managers,
		economists, CPAs, accountants, lawyers, venture capital experts,
		business owners and advisors, political operatives and advisors,
		as well as a large group of everyday stakeholders from such diverse
		groups as libraries, health companies and job training centers.

		We thank all of them, and we discuss, seriatim, the contributions of
		the shareholders of MHRRBC, listed above in subsection (4)(A):


		1. Tony Ramos is the founder of the original group that sought
		government procurement funding from H.R. 1, the stimulus bill, as
		signed by the President on March 1, 2009. He has expended all of his
		time, professionally, full-time from that date to the present, and
		has been responsible for the multiple shifts in large strategies of
		the business, from government procurement-only, to government
		procurement & venture capital seeking, to government
		procurement/venture capital - to JOBS Act. Mr. Ramos has derived
		no compensation for his efforts, save for, on approximately
		August 1, 2015, he began receiving, as the project manager for the
		MHRRBC project, from zero to an average of $250.00 per week;

		2. Thomas A. Burke, Esquire is one of the founding pioneers of the original group. His early guidance, when considering his extensive and successful history of achieving large government procurement awards for medical technology-related infrastructure and software applications, allowed for a significant substantive content to our early government procurement efforts.

			He was never paid for any services, other than with shares;


		3. Harriet Woodburne Grifo is a library director, who has served, at
		no charge, as the community liaison for MHRRBC. Her participation in
		the community, particularly in Ulster County, New York, has allowed
		the project company to progress, and further, she has become a valued
		and trusted officer and director of the companies.

			Beginning approximately August 1, 2015, she began receiving $25 per
			month from MHRRBC, as the project liaison;

			Prior to that time, she received no compensation for any services,
			other than with shares;

		4. Rex R. Helwig is one of the founding pioneers, having attended the
		first organizational meeting for the sister company, Southern Tier
		Region Rural Broadband Company, Inc. (STRRBC). Mr. Helwig continues
		to be extremely active with all of the companies. As the longtime
		computer manager of Finger Lakes Library System, Mr. Helwig serves
		as one of the technology advisers of all of the companies. His job as
		a computer manager allows him to keep current with all things hardware
		and software. In addition, Mr. Helwig is the project liaison for one
		of the other sister companies, Finger Lakes Region Rural Broadband
		Company, Inc. (FLRRBC). Finally, Mr. Helwig has a good grasp on rural
		broadband infrastructure offerings, and on items such as pricing and
		consumer preference.

			Beginning approximately August 1, 2015, he began receiving $25
			per week  from MHRRBC, as a technology consultant.

			In addition, on or about August 1, 2015, he began receiving $25
			per week from the parent company, Rural Broadband Company, Inc.
			(RBC), as a technology consultant on the STRRBC project called
			'Hot Bing.'

			Prior to that time, he received no compensation for any services,
			other than with shares;


		5. Michael J. Raimondi, M.A. is an economist and economic forecaster
		who, for several years, was responsible for formulating government
		procurement application budgets. Later, he provided assistance with
		locating an auditing firm for the companies(8), and for providing needed
		orientation on EBITDA calculation. In addition, until recently, Mr.
		Raimondi performed all of the dilution calculations for all of the
		companies.

			He received no compensation for any services, other than with shares;


Footnotes
(8) BDO USA LLP

		6. Lusosystems, Inc. is a technology company that is an original
		pioneer, beginning on Day One. The company's technology experts have
		been, until recently, responsible for achieving the technology know
		how that allowed for the many government procurement applications,
		from the beginning. The company technology experts achieved all of
		the graphics of the various companies, of the full technology
		infrastructure, search engine optimization (SEO), as well as navigating
		the various posting opportunities that became available with JOBS Act.

			After approximately August 2, 2015, Lusosystems was paid $100.00
			for some logo editing work.

			Lusosystems continues with its SEO function for the companies at
			this time, and has ceased providing the other services.

			Prior to that time, Lusosystems received no compensation for
			any services, other than with shares;


		7. Gregory P. Ramos (Greg), to be clear, is the younger brother of
		Tony Ramos, the founder. Greg served his country for 25 years in the
		U.S. Army, and was a large-scale transfer specialist up to the time
		of his retirement. He is one of our pioneers. Greg can take an entire
		Army base, load it onto a train, move it anywhere, set it up, command
		it for a time, then deconstruct it, put it back onto a train, and
		move it somewhere else.

			His unique skill set with large scale projects allowed for the
			company, in the early years of stimulus applications, to scale
			the applications, create budgets, and otherwise plan on a much
			larger scale than would have otherwise been possible, given the
			limited knowledge on those matters of anyone else who was with
			the company at that time.

			He received no compensation for any services, other than with
			shares;

		8 . David J. Karre, M.B.A., M.L.S.  is one of the founding pioneers,
		having attended the first organizational meeting for the sister
		company, Southern Tier Region Rural Broadband Company, Inc. (STRRBC).
		At that time, Mr. Karre was still employed as the CEO of the Four
		County Library System, in the Southern Tier region of New York. Upon
		his retirement, Mr. Karre became the Vice President of RBC, and also
		of STRRBC. Mr. Karre's career-length service in achieving annual
		budget procurements, in taking the lead in library technology, in
		creating a program for a mobile bookmobile, and in lobbying for
		libraries, both on policy and funding, at the Federal and State
		levels, allowed him to be one of the major contributors to our
		efforts for rural broadband.

			Beginning approximately August 1, 2015, he began receiving $25 per
			month from RBC, as the project liaison for the STRRBC project for
			sidewalk Internet, called 'Hot Bing.'

			Prior to this date, he received no compensation for any services,
			other than with shares;


		9. Mark J. Hagemeier, M.A. is an original pioneer, a person of personal
		wealth, a family member of the largest roadbed infrastructure company
		in Germany, a family member of the conglomerate of that company, a
		trusted advisor to the companies, an officer, director and the
		Director of the Office of Financial Management of all of the
		companies. Mr. Hagemeier holds a Master of Arts degree in journalism.
		With his position of trust with the companies, he is the only person,
		other than Tony Ramos, who acts as the backup person in case of Mr.
		Ramos' death, disability, illness or other unavailability, with
		signature and login access to all company bank accounts.

			Mr. Hagemeier has made small shares purchases from some of the
			companies, and these are detailed more fully in the Offering
			Circulars.

			On July 21, 2015, Mr. Hagemeier purchased 5,000 shares of MHRRBC
			stock for the sum of $50,000.00 in cash. The purchase was
			organized as a shares-buyback transaction, where an additional
			2,500 shares were provided to him to keep, and where the company
			will buy back the 5,000 shares on no particular timetable.

				Beginning on approximately August 2, 2015, MHRRBC began
				repurchasing one share per month, for $100, from Mr.
				Hagemeier, pursuant to the agreement.

				Prior to this date, he received no compensation for any
				services, other than with shares;


		10. Mark E. Bayliss is a person of personal wealth, the part-owner of
		a wireless broadband Internet service access provider called Visual
		Link, the part-owner of a  wireless streaming video company called
		Cableclix, an investor, a constant committee member on committees of
		the Federal Communications Commission (FCC), and an amateur triathlon
		competitor, and a technology, business and policy advisor to all of
		the companies.

			Mr. Bayliss' technology and policy contributions to all of the
			companies are significant, and his guidance has driven most, if
			not all of the technology-choice shifts from the beginning of the
			company to the present, including the shift to white space
			technology.

			At the present time, MHRRBC continues to seek a $50,000.00
			investment from Mr. Bayliss in support of the planned install in
			the project area. Further, all of the companies have added the
			Cableclix streaming video system as a full component of the
			systems that will be installed in all residential projects.

			Mr. Bayliss has received no compensation for any services, other
			than with shares;

		11. Colleen Ehrhart is a senior in college, with a major in graphics
		arts. Mr. Ehrhart took over graphics design from Lusosystems, Inc.,
		as an unpaid intern to all of the companies, for approximately two
		years.

			Ms. Ehrhart's generous contributions of her talents significantly
			improved all of the visual presentations of all of the companies.

			She has received no compensation for any services, other than
			with shares;


		12. Michael D. Lang is a company pioneer, a long serving and senior
		mortgage banker in Washington, D.C., who has navigated banking
		mergers as they have resulted during the years, and now at his same
		desk across from the F.B.I. building in Washington at Wells Fargo
		Bank. Mr. Lang was present at the origins of the company, and, when
		there were no other seconds to take a meeting with Mr. Ramos, such
		meetings were moved to Mr. Lang's banking office, where no less than
		100 meetings took place, thus absorbing large amounts of his time.

			To avoid the appearance of impropriety, none of the bank accounts
			of any of the companies are maintained at Wells Fargo Bank.

			Mr. Lang has received no compensation for any services, other
			than with shares;


		13. Martin E. Washofsky, E.A. is a company pioneer and someone who is
		known to Tony Ramos for a period of more than 15 years. He is a person
		of significant wealth. He is a former Internal Revenue Service (IRS)
		agent, and is currently an IRS-authorized Enrolled Agent, who defends
		taxpayers in administrative proceedings brought by the IRS.

			Mr. Washofsky, thus, has had a career in accounting and auditing,
			and he was responsible for much of the guidance, calculations,
			budgets and forecasting during the stimulus era of the company.

			Mr. Washofsky, prior to the organization of any of the present
			companies, provided $5,000.00 during the stimulus era in
			assistance of the preparation of the large stimulus
			applications.

			He has never sought the return of those funds, and there is no
			written or verbal agreement to return those funds to him.

			Mr. Washofsky has received no compensation for any services,
			other than with shares;


			14. Gary Horowitz is a company pioneer, who met with Mr. Ramos
			during the stimulus era. Mr. Horowitz is a member of New York
			Police, for many years, a volunteer firefighter, the Chairman of
			a volunteer firefighting force that is organized under the laws
			of the State of New York, and a constant supporter of the MHRRBC
			projects and efforts.

				Mr. Horowitz owns a home, in addition in the State of Arizona.
				In that capacity, he acts as the registered agent for service
				of process for the sister company, Western Gateway Region
				Rural Broadband Company, Inc. (WGRRBC).

				Beginning approximately August 1, 2015, he began receiving $25
				per month from RBC, as the registered agent for WGRRBC.

				Prior to this time,  he received no compensation for any
				services, other than with shares;







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			15. Eric W. Will, II is a company pioneer, a person of personal
			wealth who counts among his venture capital deals an $8.5
			million effort in Upstate New York and who remains extremely
			active as an officer and director in all of the companies.
			Mr. Will has been in business for many, many years, and that
			business acumen guides all of the companies, and Mr. Ramos on a
			near-daily basis. Further, and as a result of his business
			background, Mr. Will is instrumental in guiding the companies on
			issues of corporate governance(9), finance, business organization,
			insurance, accounting, ROI and other financial projection issues.

				Mr. Will is the registered agent of RBC, which was reorganized
				in the State of Delaware in 2015(10).

				Some years ago, Mr. Will provided $1,000.00 in 'seed' capital
				to the companies, with the proviso that Mr. Ramos personally
				guarantee repayment at some point in the future.

				That balance remains pending.

				Beginning approximately August 1, 2015, and unrelated, Mr. Will
				began receiving $25 per month from RBC, as the registered agent
				for RBC.

				Prior to this time,  he received no compensation for any
				services, other than with shares;


Footnotes
(9) All of the companies have adopted, for purposes of corporate governance, uniform rules for meetings and voting, and all corporate governance policy is conducted by using corporate resolutions.
(10) Prior to such reorganization, RBC was organized in Washington, D.C. At the time of renewal, however, Mr. Ramos learned that the District of Columbia repealed its 'for profit' corporations statute, and had not, and has not, passed a replacement. Without such corporate law stability, RBC sought the advice of counsel, who advised that the State of Delaware possesses the most advanced corporate organization and governance laws, a national model, apparently. As a result, the board decided to reorganize RBC in the State of Delaware.

			16 . Anthony J. Castaldo is an early supporter of the concept of
			all of the companies for rural broadband infrastructure
			expansion. Until recently, Mr. Castaldo was the long-serving
			computer manager of the large Ramapo Catskills Library System,
			and was directly responsible for organizing the 52-building fiber
			loop that powers the technology hardware and software for all of
			the libraries.

				Upon his recent retirement, Mr. Castaldo has become a trusted
				technology advisor and designer for our projects, and a board
				member of some of the companies.

				Beginning approximately August 1, 2015, Mr. Castaldo began
				receiving $25 per month from MHRRBC, and $25 per month from
				RBC, as a technology consultant for the two most active
				projects, Wawarsing My First Car Club, and Hot Bing.

				Prior to this time,  he received no compensation for any
				services, other than with shares.

				As a result of recent project work, STRRBC is in the process
				of reimbursing Mr. Castaldo for services related to the Hot
				Bing project in the amount of $325.



	(b) As to any unregistered securities of the issuer or any of its predecessors or affiliated issuers which were sold within one year prior to the filing of this Form 1-A by or for the account of any person who at the time was a director, officer, promoter or principal security holder of the issuer of such securities, or was an underwriter of any securities of such issuer, furnish the information specified in subsections (1) through (4) of paragraph (a):

		none;

	(c) Indicate the section of the Securities Act or Commission rule or regulation relied upon for exemption from the registration requirements of such Act and state briefly the facts relied upon for such exemption:

		Section: JOBS Act, Rule 506;

		Facts relied on: in accordance with JOBS Act rules and regulations as
		published in the Federal Register, to include, sales for investment
		purposes only, single price, single class.



ITEM 6. Other Present or Proposed Offerings State whether or not the issuer or any of its affiliates is currently offering or contemplating the offering of any securities in addition to those covered by this Form 1-A:

	none.



ITEM 7. Marketing Arrangements


	(a) Briefly describe any arrangement known to the issuer or to any person named in response to Item 1 above or to any selling securityholder in the offering covered by this Form 1-A for any of the following purposes:

		(1) To limit or restrict the sale of other securities of the same class as those to be offered for the period of distribution:

			none;

		(2) To stabilize the market for any of the securities to be offered:

			none;


		(3) For withholding commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation:

			none;


	(b) Identify any underwriter that intends to confirm sales to any accounts over which it exercises discretionary authority and include an estimate of the amount of securities so intended to be confirmed:

		none.



ITEM 8. Relationship with Issuer of Experts Named in Offering Statement


	If any expert named in the offering statement as having prepared or certified any part thereof was employed for such purpose on a contingent basis or, at the time of such preparation or certification or at any time thereafter, had a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee furnish a brief statement of the nature of such contingent basis, interest or connection:

		none.

ITEM 9. Use of a Solicitation of Interest Document


	Indicate whether or not a publication authorized by Rule 254 was used prior to the filing of this notification:

		no publication was prepared, and, therefore, none was submitted to
		the SEC as of the request for pre-approval of this Offering Statement
		by the SEC. Any such proposed future publications will be processed
		pursuant to Rule 254.



III. Supplemental Information


	The following information shall be furnished to the Commission as supplemental information:

		(1) A statement as to whether or not the amount of compensation to be
		allowed or paid to the underwriter has been cleared with the NASD:

		no underwriting decisions have been made as of the request for pre-approval of this Offering Statement because the Issuer has not located any underwriters who are taking the new Regulation A offerings. As such, no, there is nothing to be cleared with NASD;

		(2) Any engineering, management or similar report referenced in the
		offering circular:

			there are none;


		(3) Such other information as requested by the staff in support of statements, representations and other assertions contained in the offering statement:

			such will be provided upon request.






















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